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                                                                    Exhibit 20.2

                                 PROMISSORY NOTE

$350,000.00 CDN                                                  March 10, 1998

     For value received, the undersigned, 761395 ALBERTA LTD., an Alberta corporation having its chief executive office in Calgary, Alberta, and BRONSON CONRAD, residing in Mississauga, Ontario, hereby acknowledges themselves severally and jointly indebted to TEXTRON FINANCIAL CORPORATION (CANADA) ("TFCC"), an Ontario corporation having its chief executive office in Toronto, Ontario (together with any other holder of this Note, hereinafter referred to as "Holder") and promise to pay to or to the order of TFCC, the principal sum of Three Hundred and Fifty Thousand Dollars 00/100 ($350,000.00) together with interest thereon, as provided herein. The obligations of the undersigned hereunder are Obligations secured by the Collateral as defined and described in an Aircraft Security Agreement between the undersigned and Holder dated as of the date hereof (the "Security Agreement"), and are entitled to all of the rights and privileges provided therein, including rights of acceleration of this Note.

     The principal amount due under this Note shall be amortized over sixty (60) months and shall be due and payable in sixty (60) monthly instalments of principal and interest of $7,785.56 CDN each, due and payable on the 10th day of each month commencing on March 10, 1998, and continuing on the same date of each month thereafter through and including February 10, 2003 (the "Maturity Date"), with a final payment as set out below. Interest is calculated on the unpaid principal balance of this Note at a fixed rate of 12.00% per annum. The final instalment of principal and interest in the amount of $7,697.41 is due and payable on the Maturity Date together with all accrued late charges (if any) and other amounts then due and owing hereunder and under the Security Agreement.

     In the event any amount due hereunder is past due by more than ten (10) days, the undersigned agrees to pay a late charge equal to the lesser of: (a) eighteen percent (18%) per annum on and in addition to the amount of the past due payment; or (b) the maximum charges allowable under then applicable law. Upon the maturity of this Note (by reason of default and acceleration or otherwise), the undersigned agrees to pay interest on the unpaid balance and all accrued and unpaid amounts due hereunder and under the Security Agreement from the maturity hereof through the day of payment at a rate of interest per annum equal to the lesser of: (a) Holder's then current default rate of interest per annum; or (b) the maximum rate of interest per annum allowable under then applicable law.

     Each payment hereunder shall be made in lawful Canadian dollars and shall be payable to such account or address as Holder shall from time to time direct the undersigned. All amounts received shall be applied first, to accrued late charges and any other costs or expenses due and owing hereunder or under the terms of the Security Agreement; second, to accrued interest; and third, to unpaid principal. If at any time during the term of this Note the interest rate applicable hereunder exceeds the maximum rate of interest permitted under then applicable law, then the interest rate shall thereafter be deemed to be the maximum rate permitted under such applicable
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law, and amounts of interest received from the undersigned in excess of such maximum rate shall be considered reductions of principal to the extent of any such excess.

     Failure to pay this Note, or any instalment hereunder promptly when due, or default or failure in the performance or due observance of any of the terms, conditions or obligations hereunder or under the Security Agreement or in any other agreement or instrument between the undersigned (or any endorser, guarantor, surety or other party liable for the undersigned's obligations hereunder, or any other entity controlling, controlled by, or under common control with the undersigned) and Holder (or any other entity controlling, controlled by or under common control with Holder), shall entitle Holder to accelerate the maturity of this Note and to declare the entire unpaid principal balance and all accrued interest and other charges owing hereunder (including prepayment fees) and under the Security Agreement to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies set forth in the Security Agreement or otherwise available at law or in equity.

     The undersigned and all other parties who may be liable (whether as endorsers, guarantors, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this Note waive diligence, presentment, protest, notice of dishonour and notice of protest and agree to pay all costs incurred by holder in enforcing its rights under this Note or the Security Agreement, including reasonable legal fees, and they do hereby consent to any number of renewals or extensions at any time in the payment of this Note. No extension of time for payment of this Note made by any agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the undersigned under this Note, either in whole or in part. No delay or failure by Holder in exercising any right, power, privilege or remedy shall be deemed to be a waiver of same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. Holder may proceed against all or any of the Collateral securing this Note or against any guarantor hereof, or may proceed contemporaneously or in the first instance against the undersigned, in such order and at such times following default hereunder as Holder may determine in its sole discretion. All of the undersigneds' obligations under this Note are absolute and unconditional, and shall not be subject to any setoff or deduction whatsoever. The undersigned waive any right to assert by way of counterclaim or affirmative defense in any action to enforce the undersigneds' obligations hereunder, any claim whatsoever against Holder.

Annual Interest Rate

     Whenever a rate of interest is calculated on the basis of a period (the "Calculation Period") which is less than the actual number of days in the calendar year in which the same is to be ascertained, the rate of interest expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in such calendar year and divided by the number of days in the calculation period.

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Withholding Taxes

     All payments made by the undersigned under this Note shall be made free and clear of, and without reduction or withholding or liability for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (all such taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from, or if Holder shall become liable in respect of, any amounts payable or paid to Holder (other than income taxes), then the amounts so payable or paid to the Holder shall be increased to the extent necessary to yield to Holder (after payment of any Taxes) the instalment amounts set forth above. Whenever any Taxes are payable by the undersigned, the undersigned shall as promptly as possible pay such Taxes and shall send to Holder a certified copy of an original receipt received by the undersigned showing payment thereof within 30 days of each such payment. If the undersigned fail to pay any Taxes when due to the appropriate taxing authority, then the undersigned shall indemnify Holder for any incremental taxes, interest or penalties that may become payable by Holder as a result of any such failure.

     The provisions of this Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                                    761395 Alberta Ltd.


                                    By: /s/ Bronson B. Conrad
                                        --------------------------------
                                    Name:  Bronson B. Conrad
                                    Title: President


                                    Bronson Conrad

                                    By: /s/ Bronson B. Conrad
                                        --------------------------------
                                    Name:  Bronson B. Conrad
                                    Title:




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